EXHIBIT 22.1



                        SUBSIDIARIES:


     The following is a list of the Company's current subsidiaries, all of which are wholly-owned:

                                                    ORGANIZED
                                                UNDER LAWS OF

Stratus Securities Corp.                        Massachusetts
Stratus World Trade Corp.                       Delaware
Stratus International, Inc.                     Massachusetts
Stratus F.S.C., Inc.                            U.S. Virgin Islands
Isis Distributed Systems, Inc.                  New York
S2 Systems, Inc.                                Delaware
TCAM Systems, Inc.                              New York


     The following is a list of subsidiaries of Stratus World
Trade Corp., all of which are wholly-owned:


                                                    ORGANIZED
                                                UNDER LAWS OF

Stratus Computer S.A.                           Belgium
Stratus Computer GmbH                           Federal
Republic                                        of Germany
Stratus Computer B.V.                           Netherlands
Stratus Holding & Finance, B.V.                 Netherlands
Stratus Computer (H.K.) Ltd.                    Hong Kong
Stratus Computer Corporation                    Canada
Stratus Computer Japan Co., Ltd.                Japan
Stratus Computer S.A.                           France
Stratus Computer PTY, Ltd.                      Australia
Stratus Holding & Finance Company, Ltd.         Ireland
Stratus Computer AB                             Sweden
Stratus Computer AG                             Switzerland
Stratus Computer (Singapore) Pte. Ltd.          Singapore
Stratus Computer (NZ) Limited                   New Zealand
Stratus Computer Luxembourg                     Luxembourg

     The following are wholly-owned subsidiary companies of Stratus Holding & Finance Company Ltd:

Stratus Computer Limited                        Ireland
Stratus Investments Limited                     Bermuda
Stratus UK Holding and Finance Limited          United Kingdom


     The following is wholly-owned subsidiary companies of Stratus Computer Limited:

Stratus Computer Ireland                        Ireland

     The following is a wholly-owned subsidiary company of Stratus Holding & Finance B.V.:

Stratus Computer S.A.                             Spain

     The following is an 80% owned subsidiary company of Stratus Holding & Finance B.V and a 20% owned subsidiary of
Stratus World Trade Corp.:

Stratus Italia S.R.L.                             Italy


     The following are wholly-owned subsidiary companies of Stratus UK Holding & Finance Company Limited:

Stratus Computer Ltd.                           United Kingdom
S2 Systems International Limited                United Kingdom

     The following is an 90% owned subsidiary company of Stratus UK Holding & Finance Company Limited and a
     10% owned subsidiary of Stratus World Trade Corp.:

TCAM Systems (UK), Ltd.                         United Kingdom